UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2003

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On July 23, 2003, we announced that we have been approved for listing on the Nasdaq National Market, and anticipate that our common stock will begin trading on the Nasdaq National Market under the ticker symbol HILL at the opening of trading on July 28, 2003.  Our common stock will continue to trade on the American Stock Exchange until the closing of trading on July 25, 2003.  The press release dated July 23, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

99.1	Nasdaq press release of Dot Hill Systems Corp. dated July 23, 2003.
99.2	Earnings press release of Dot Hill Systems Corp. dated July 23, 2003.

Item 9.  Regulation FD Disclosure.

On July 23, 2003, we disclosed unaudited financial information for the second quarter of 2003 in the earnings release attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition to disclosing results determined in accordance with U.S. generally accepted accounting principles (GAAP), we also disclose non-GAAP results that exclude special items.  We believe that discussion of results excluding special items provides a useful comparison of continuing operations from period to period and of ongoing operating trends.  Special items represent significant charges or credits that are important to an understanding of our continuing operations from period to period and ongoing operations.  Earnings per share and other amounts before special items are not measures recognized under GAAP.

The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12.  Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information in this Item 9 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 9 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Date: July 23, 2003		Preston Romm
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

99.1	Nasdaq press release of Dot Hill Systems Corp. dated July 23, 2003.
99.2	Earnings press release of Dot Hill Systems Corp. dated July 23, 2003.